                             STATE OF NEW HAMPSHIRE

                               ------------------

BE IT KNOWN THAT WHEREAS

        JOHN E. ANKETELL AND DOROTHY W. ANKETELL BOTH OF WINCHENDON, MA.

                                      AND

                   PAUL D. STARRETT OF RINDGE, NEW HAMPSHIRE

  HAVE ASSOCIATED THEMSELVES WITH THE INTENTION OF FORMING A CORPORATION UNDER

                                   THE NAME OF

                              MLP INDUSTRIES, INC.

                                FOR THE PURPOSE

To engage in the research and design for various types of products, both mechanical and otherwise, and to engage in the carrying on of a general business of manufacturing and distribution of products either developed by this corporation, or by other corporations; and for other purposes as set forth in the Articles of Agreement.

WITH A CAPITAL STOCK CONSISTING OF

300 shares common without par value; 100 shares common without par value authorized to be issued at the present time.




AND HAVE COMPLIED WITH THE PROVISIONS OF THE STATUTES OF THIS STATE IN SUCH CASE MADE AND PROVIDED AS APPEARS FROM THE RECORD OF ORGANIZATION OF SAID CORPORATION DULY APPROVED BY THE ASSISTANT ATTORNEY-GENERAL AND RECORDED IN THIS OFFICE; NOW THEREFORE

     I, ROBERT L. START, SECRETARY OF STATE OF NEW HAMPSHIRE, DO HEREBY CERTIFY THAT SAID

JOHN E. ANKETELL                                            DOROTHY W. ANKETELL

                                PAUL D. STARRETT

THEIR ASSOCIATES AND SUCCESSORS, ARE LEGALLY ORGANIZED AND ESTABLISHED AS, AND ARE HEREBY MADE, AN EXISTING CORPORATION UNDER THE NAME OF

                              MLP INDUSTRIES, INC.

WITH THE POWERS, RIGHTS AND PRIVILEGES, AND SUBJECT TO THE LIMITATIONS, DUTIES AND RESTRICTIONS WHICH BY LAW APPERTAIN THERETO.

[GRAPHIC OMITTED]                             WITNESS MY OFFICIAL SIGNATURE
                                              HEREUNTO SUBSCRIBED AND THE SEAL
                                              OF THE STATE OF NEW HAMPSHIRE
                                              AFFIXED, THIS ninth DAY OF
                                              February IN THE YEAR one thousand
                                              nine hundred and seventy-one

                                                       /s/ Illegible
                                              --------------------------------
                                                           SECRETARY OF STATE.


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                              ARTICLES OF AGREEMENT

     We, the subscribers, being persons of lawful age, do hereby associate under the provisions of Chapter 294 of the revised Statutes Annotated and any amendments thereto by the following Articles of Agreement.

                                    ARTICLE I

     The name of the corporation shall be MLP INDUSTRIES, INC.

                                   ARTICLE II

     The principal place of business of the corporation shall be Fitzwilliam, New Hampshire.

                                   ARTICLE III

     The purposes for which this corporation is established are to engage in the research and design for various types of products, both mechanical and otherwise, and to engage in the carrying on of a general business of manufacturing and distribution of products either developed by this corporation, or by other corporations, associations or individuals, and to perform any other act necessary or desirable to achieve the general purposes of this corporation; to develop, hold, acquire, lease, sell, pledge, mortgage, license, or otherwise dispose of or acquire any equipment, patents, trademarks, inventions, trade secrets, or to act in the same manner with regard to any other type of property, either real or personal, incidental to the carrying out of the business of the corporation; to do any and all acts necessary or desirable to further such purposes; to purchase, take, receive or otherwise acquire, hold, own, cancel, re-issue, pledge, transfer or otherwise dispose of the shares of the capital stock of this corporation subject to the provisions of law applicable thereto; and to exercise all general powers conferred by Chapter 294 of the Revised Statutes Annotated.

                                   ARTICLE IV

     Any meetings of the stockholders may be held either within or outside of the State of New Hampshire, but if outside of the State of New Hampshire, the requirements of R.S.A. 294:81 shall be satisfied.

                                    ARTICLE V

     The capital stock of this corporation shall consist of 300 shares of common stock, having no par value.

                                   ARTICLE VI

     The first meeting of the incorporators shall be held at Winchendon Road, Fitzwilliam, New Hampshire on the 29th day of January, 1971 at ten o'clock in the forenoon.


/s/ John E. Anketell
--------------------------------------   Winchendon, Massachusetts
      John E. Anketell


/s/ Dorothy W. Anketell
--------------------------------------   Winchendon, Massachusetts
      Dorothy W. Anketell


/s/ Paul D. Starrett
--------------------------------------   Rindge, New Hampshire
      Paul D. Starrett

State of New Hampshire
Cheshire ss.

          We, the undersigned, being the treasurer and a majority of the Board of Directors of MLP Industries, Inc., do hereby make oath:

          1. that a special meeting of the stockholders of MLP Industries, Inc., was held at the office of the corporation in Fitzwilliam, New Hampshire on February 9, 1972.

          2. that the meeting was called for the purpose of considering changing the name of the corporation to Monadnock Lifetime Products, Inc.

          3. that all of the stockholders of the corporation were present and voting.

          4. that the following is a true copy of the vote to change the name of the corporation which was unanimously adopted by the stockholder:

          "On motion duly made and seconded, it was unanimously

          VOTED: to change the name of the corporation to Monadnock Lifetime Products, Inc., and to authorize the clerk to take the necessary steps to notify the appropriate authorities of such change."


                                         /s/ Paul P. Starrett
                                         ---------------------------------------
                                                        Treasurer


                                         /s/ Paul P. Starrett
                                         ---------------------------------------
                                                         Director


                                         /s/ Keith A. Divall
                                         ---------------------------------------
                                                         Director


                                         /s/ Raymond F. Starrett
[SEAL]                                   ---------------------------------------
                                                         Director

Subscribed and sworn to before me this 10TH day of February, 1972.

          My Commission Expires September 1, 1972      /s/ Illegible
                                                      --------------------------
                                                            Notary Public